                                                                     Exhibit (j)






                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the use of our report dated January 29, 1999 on the financial statements and financial highlights of SM&R Equity Income Fund, Inc. (formerly American National Income Fund, Inc.) Such financial statements and financial highlights appear in the 1998 Annual Report to Shareholders which appears in the Statement of Additional Information filed in the Post-Effective Amendment to the Registration Statement on Form N-1A of SM&R Equity Income Fund, Inc. We also consent to the references to our Firm in the Registration Statement and Prospectus.


                                                           TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
APRIL 28, 1999